UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2011 (March 8, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive office)
Registrant’s telephone number, including area code (212) 915-9150
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 14, 2011, we entered into Amendment No. 1 to the Third Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, and as further amended and restated on May 23, 2007, and as further amended and restated on October 22, 2010, among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, UBS AG, Stamford Branch, as Administrative Agent and as Collateral Agent, L/C Issuer and Swing Line Lender, each lender from time to time party thereto and the other agents and arrangers named therein (“Amendment No. 1”) which permits the disposition of the Company’s GTA business and effectuates several amendments as set forth in Amendment No. 1.
A copy of Amendment No. 1 is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Certain of the lenders party to Amendment No. 1 and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Travelport and its subsidiaries for which they have received, and will receive, customary fees and expenses.
As a result of Amendment No. 1, the signatures pages to the Share Purchase Agreement among Gullivers Services Limited, Travelport (Bermuda) Ltd., Travelport Inc., Travelport Limited, Kuoni Holdings PLC, Kuoni Holding Delaware, Inc., KIT Solution AG and Kuoni Reisen Holding AG, dated March 5, 2011, relating to the previously announced sale of the Company’s GTA business (the “Share Purchase Agreement”), were released from escrow. The Share Purchase Agreement will be filed as an exhibit to our annual report for the year ended December 31, 2010.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2011, our Board of Directors approved a bonus of $1 million relating to the previously announced sale of our GTA business and a retention bonus of $1 million, each to be paid to Kenneth S. Esterow, our President and Chief Executive Officer, GTA, as well as vesting of all unvested restricted equity units held by Mr. Esterow at target, each subject to the completion of the sale of GTA.
On March 8, 2011, our Board of Directors approved a special payment to our management, including our Named Executive Officers: Jeff Clarke ($192,803); Gordon A. Wilson ($90,847); Eric J. Bock ($39,149); Kenneth S. Esterow ($48,813); and Philip Emery ($27,033).

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
Amendment No. 1, dated as of March 14, 2011, to the Third Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, and as further amended and restated on October 22, 2010, among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, UBS AG, Stamford Branch, as Administrative Agent and as Collateral Agent, L/C Issuer and Swing Line Lender, each lender from time to time party thereto and the other agents and arrangers named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: March 14, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated March 14, 2011 (March 8, 2011)
EXHIBIT INDEX

10.1	Amendment No. 1, dated as of March 14, 2011, to the Third Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, and as further amended and restated on October 22, 2010, among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, UBS AG, Stamford Branch, as Administrative Agent and as Collateral Agent, L/C Issuer and Swing Line Lender, each lender from time to time party thereto and the other agents and arrangers named therein.